Exhibit 99.1

Xtant™ Medical Announces First Surgical Procedure with the Aranax™ Cervical Plating System

Belgrade, MT, December 15, 2015 – Xtant Medical Holdings, Inc. (NYSE MKT: XTNT), a leader in the development of regenerative medicine products and medical devices, today announced the first surgical procedure of the previously announced Aranax Cervical Plating System. The Aranax Cervical Plating System represents the latest generation of anterior cervical fixation with an enhanced locking mechanism, low profile plate features, increased screw angulation, intuitive instrumentation, and is distributed as a single package Sterile implant.

Dr. Marc Letellier, a Neurosurgeon with the Southwest Center for Neurological Surgeons, performed the first ACDF procedure utilizing the Aranax Cervical Plating System this week. The surgery, performed at Arizona Ortho Surgical Hospital in Chandler, AZ, was to treat a patient with degenerative disc disease. Dr. Letellier stated, "The low profile of the Aranax cervical plate along with the simple instrumentation was well thought out. The increased screw angulation allows for better, more accurate placement of the screws."

Aranax is the first hardware product in the Xtant Medical portfolio that is distributed as a pre-sterilized, ready-to-use implant, in an effort to minimize cost for hospitals and facilities. The U.S. anterior cervical fixation market, not including standalone implants, generated approximately $625M in 2014 and is expected to grow at a single-digit rate over the next four to five years, according to BioMedGPS. Aranax is indicated for implantation using an anterior approach at one to four contiguous levels of the cervical spine (C1-C7 inclusive). Xtant Medical Holdings, Inc. announced the FDA clearance for the Aranax Cervical Plating System in September 2015.

About Xtant Medical Holdings

Xtant Medical Holdings, Inc. (NYSE MKT: XTNT) develops, manufactures and markets class-leading regenerative medicine products and medical devices for domestic and international markets. Xtant products serve the specialized needs of orthopedic and neurological surgeons, including orthobiologics for the promotion of bone healing, implants and instrumentation for the treatment of spinal disease, tissue grafts for the treatment of orthopedic disorders, and biologics to promote healing following cranial, and foot and ankle surgeries. With core competencies in both biologic and non-biologic surgical technologies, Xtant can leverage its resources to successfully compete in global neurological and orthopedic surgery markets. For further information, please visit www.xtantmedical.com.

Important Cautions Regarding Forward-looking Statements

This press release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to successfully integrate the acquisition of X-spine; the ability of the Company's sales force to achieve expected results; the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company's secured lending facility; the Company's ability to manage cash flow; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

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